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                                                                     Exhibit (b)

                              Loomis Sayles Funds I
                            Section 906 Certification

     In connection with the report on Form N-CSR for the period ended September 30, 2004 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:                                              By:
Chief Executive Officer                          Treasurer
Loomis Sayles Funds I                            Loomis Sayles Funds I


/s/ ROBERT J. BLANDING                           /s/ MICHAEL KARDOK
-------------------------------                  -------------------------------
Robert J. Blanding                               Michael Kardok

Date: November 19, 2004                          Date: November 19, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Loomis Sayles Funds I and will be retained by the Loomis Sayles Funds I and furnished to the Securities and Exchange Commission or its staff upon request.